UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2018

STAG INDUSTRIAL, INC.
(Exact name of registrant specified in its charter)

Maryland	001-34907	27-3099608
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

One Federal Street, 23rd Floor
Boston, Massachusetts 02110
(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (617) 574-4777

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities and Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
On March 12, 2018, upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors (the “Board”) of STAG Industrial, Inc. (the “Company”) increased the size of the Board from seven members to eight members and appointed Michelle Dilley to the Board, effective immediately on March 12, 2018, subject to re-election at the next annual meeting of stockholders to be held on April 30, 2018.
Ms. Dilley has served as the chief supply chain transformation officer at DSC Logistics, Inc., a logistics and supply chain management organization, since 2017. In this role, she leads the implementation of strategic initiatives to deliver transformation and continuous improvement performance and has responsibility for engineering, safety and security, quality, and, in collaboration with human resources, training. Previously, she served as senior vice president, operations at LaSalle Bristol, LP, a building products distributor, from 2014 to 2017, where she was accountable for supply chain operations throughout the United States and Canada. From 2009 to 2014, she served as vice president, supply chain at Ascension Health, a non-profit health system, where she led the supply chain business transformation and operational redesign. Ms. Dilley started her career at Whirlpool Corporation, where she served in a variety of roles, including general manager, global indirect goods & services sourcing from 2005 to 2009. Ms. Dilley holds a Bachelor of Arts degree from the University of Michigan.
Effective on March 12, 2018, Ms. Dilley became eligible to receive the standard compensation provided by the Company to its other non-management directors for services as a director. Additionally, in connection with Ms. Dilley’s appointment to the Board, the Company and Ms. Dilley will enter into an indemnification agreement in substantially the same form as the Company has entered with each of the Company’s existing directors. Ms. Dilley is not a party to any arrangement or understanding with any person pursuant to which she was appointed as a director, nor is she a party to any transactions required to be disclosed under Item 404(a) of Regulation S-K involving the Company or any of its subsidiaries. Ms. Dilley will serve on the Nominating and Corporate Governance Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAG INDUSTRIAL, INC.

	By:	/s/ Jeffrey M. Sullivan
Jeffrey M. Sullivan
Executive Vice President, General Counsel
And Secretary

Dated: March 12, 2018